Exhibit 10.85

FIFTH MODIFICATION AGREEMENT

THIS FIFTH MODIFICATION AGREEMENT dated as of May 1, 2015 (this “Agreement”), is entered into by and among LITTLE ROCK HC&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company (the “Borrower”), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (“AdCare”), LITTLE ROCK HC&R NURSING, LLC, a Georgia limited liability company (the “Operator”) (AdCare and the Operator being sometimes referred to herein collectively as the “Guarantors”) (the Borrower and the Guarantors being sometimes referred to herein collectively as the “Borrower/Guarantor Parties”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).
RECITALS

A.    The Borrower/Guarantor Parties and Lender heretofore entered into the following documents:
(i)    Loan Agreement dated as of March 30, 2012 (the “Loan Agreement”), by and among the Borrower, Northridge HC&R Property Holdings, LLC, a Georgia limited liability company (“Northridge”), Woodland Hills HC Property Holdings, LLC, a Georgia limited liability company (“Woodland”) and the Lender. Northridge and Woodland were released from their respective obligations under the Loan Agreement and the other Documents pursuant to the “Second Modification” (as defined below).
(ii)    Promissory Note A dated March 30, 2012 (the “Note”), from the Borrower to the Lender in the principal amount of $13,664,956, which, along with Note B and Note C described below, replaced the Promissory Note dated March 30, 2012 (the “Original Note”), from the Borrower, Northridge and Woodland to the Lender in the principal amount of $21,800,000.
(iii)    Promissory Note B dated March 30, 2012 (“Note B”), from Northridge to the Lender in the principal amount of $4,507,038, which, along with the Note and Note C described below, replaced the Original Note, and which Note B was repaid in full pursuant to the Second Modification.
(iv)    Promissory Note C dated March 30, 2012 (“Note C”), from Woodlands to the Lender in the principal amount of $3,628,006, which, along with the Note and Note B, replaced the Original Note, and which Note C was repaid in full pursuant to the Second Modification.
(v)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (the “Mortgage”), by the Borrower to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019925.
(vi)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (“Mortgage 2”), by Northridge to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019978, and which Mortgage 2 was released pursuant to the Second Modification.
(vii)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (“Mortgage 3”), by Woodlands to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019971, and which Mortgage 3 was released pursuant to the Second Modification.
(viii)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (the “Assignment of Rents”), by the Borrower to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019926.
(ix)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (“Assignment of Rents 2”), by Northridge to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019979, and which Assignment of Rents 2 was released pursuant to the Second Modification.
(x)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (“Assignment of Rents 3”), by Woodlands to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019972, and which Assignment of Rents 3 was released pursuant to the Second Modification.
(xi)    Environmental Indemnity Agreement dated as of March 30, 2012 (the “Indemnity Agreement”), by the Borrower, AdCare, Northridge, Woodlands, the Guarantors, Northridge HC&R Nursing, LLC, a Georgia limited liability company (the “Northridge Operator”), and Woodland Hills HC Nursing, LLC, a Georgia limited liability company (the “Woodland Operator”), to and for the benefit of the Lender, with the Northridge, Woodland, the Northridge Operator and the Woodland Operator being released from their respective obligations under the Indemnity Agreement pursuant to the Second Modification.
(xii)    Guaranty of Payment and Performance dated as of March 30, 2012 (the “Guaranty”), by the Guarantors, the Northridge Operator and the Woodlands Operator to and for the benefit of the Lender, with the Northridge Operator and the Woodland Operator being released from their respective obligations under the Guaranty pursuant to the Second Modification.

B.    The Loan Agreement, the Note, the Mortgage, the Assignment of Rents, the Indemnity Agreement and the Guaranty are referred to herein as the “Documents”.
C.    The Documents were previously modified and amended by the following documents (the “Previous Modifications”): (i) the Modification Agreement dated as of June 15, 2012, but effective as of March 30, 2012, by and among the Borrower/Guarantor Parties, the Lender and other parties, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on June 22, 2012, as Document No. 2012038003, (ii) the Second Modification Agreement dated as of December 28, 2012 (the “Second Modification”), by and among the Borrower/Guarantor Parties and the Lender, a Memorandum of which Second Modification Agreement was recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on January 4, 2013, as Document No. 2013001265, (iii) the Third Modification Agreement dated as of June 26, 2013, by and among the Borrower/Guarantor Parties and the Lender, and (iv) the Fourth Modification Agreement dated as of November 8, 2013 (the “Fourth Modification”), by and among the Borrower/Guarantor Parties and the Lender, a Memorandum of which Fourth Modification Agreement was recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on November 12, 2013, as Document No. 2013081444.
D.    The Documents, as modified and amended by the Previous Modifications, encumber the real estate described in Exhibit A attached hereto and the personal property located thereon.
E.    The parties desire to make certain modifications and amendments to the Documents, as modified and amended by the Previous Modifications, as more fully provided for herein, all as modifications, amendments and continuations of, but not as novations of, the Documents.
AGREEMENTS

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.    Recitals Part of Agreement; Defined Terms; References to Documents.
(a)    The foregoing Recitals are hereby incorporated into and made a part of this Agreement.
(b)    All capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement.
(c)    Except as otherwise stated herein, all references in this Agreement to any one or more of the Documents shall be deemed to include the previous modifications and amendments to the Documents provided for in the Previous Modifications, whether or not express reference is made to such previous modifications and amendments.

Section 2.    Lender Consent to Sublease to New Operator and Amendment of Lease to Operator. The Lender hereby consents to the sublease of the Facility by the Operator to Highlands of Little Rock West Markham, LLC, a Delaware limited liability company (the “New Operator”), effective as of May 1, 2015, pursuant to the Sublease Agreement dated as of January 16, 2015, by and among the Borrower, the Operator and the New Operator, as amended by Amendments dated as of February 27, 2015, March 31, 2015, and April 30, 2015. The Lender also hereby consents to the First Amendment to Facility Lease dated as of January 1, 2015, which is referred to in Section 3(b) of this Agreement. In order to induce the Lender to grant such consents, the Borrower and the Guarantors are entering into the agreements with the Lender which are provided for in this Agreement.
Section 3.    Amendments to Loan Agreement Relating to Sublease and New Operator.
(a)    For the avoidance of doubt, all references in the Loan Agreement, as modified and amended by the Previous Modifications, to “Projects” shall be deemed to be a reference to the Project owned by the Borrower.
(b)    From and after the date of this Agreement, all references in the Loan Agreement and the other Documents, each as modified and amended by the Previous Modifications, to the “Lease” of the Project shall be deemed to be a reference to the Facility Lease dated as of April 1, 2012, by and between the Borrower, as Landlord, and the Operator, as Tenant, as amended by Amendments dated as of February 27, 2015, March 31, 2015, and April 30, 2015.
(c)    The following new defined terms are hereby added to Section 1.1 of the Loan Agreement, as modified and amended by the Previous Modifications:
New Operator: Highlands of Little Rock West Markham, LLC, a Delaware limited liability company.
New Operations Transfer Agreement: The Operations Transfer Agreement dated as of January 16, 2015, by and among Operator, New Operator and Borrower.
Sublease: The Sublease Agreement dated as of January 16, 2015, by and among Borrower, Operator and New Operator, as amended by Amendments dated as of February 27, 2015, March 31, 2015, and April 30, 2015, by which Operator subleased the Project to New Operator effective as of May 1, 2015.
(d)    Paragraphs (q), (v), (w), (z) and (aa) in Section 2.1 of the Loan Agreement, as modified and amended by the Previous Modifications, are hereby modified and amended in their entirety to read as follows effective as of May 1, 2015, with the existing paragraphs (q), (v), (w), (z) and (aa) in Section 2.1 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
(q)    Subject to the provisions of Section 7.9(b) of this Agreement, all governmental permits and licenses required by applicable law in order for Borrower to own and lease the Project to Operator, for Operator to sublease the Project to New Operator, and for New Operator to operate the Facility, have been validly issued and are in full force.
(v)    There are no leases or subleases for use or occupancy of the Project other than the Lease and the Sublease, with the exception of agreements entered into with residents and occupants in the ordinary course of business of operating the Facility.
(w)    Each of the Lease and the Sublease is in full force and effect; no Defaults or Events of Default on the part of Borrower or Operator, respectively, have occurred and are continuing thereunder; the tenant and subtenant, respectively, thereunder have no right of set-off against payment of rent due thereunder; and enforcement of the Lease and the Sublease by Borrower and Operator, respectively, or by Lender pursuant to an exercise of Lender’s rights under the Assignment of Rents, would be subject to no defenses of any kind. All of the conditions precedent for both the Landlord and the Tenant in the Sublease, as amended, have either been satisfied or waived, and neither the Landlord nor the Tenant under the Sublease has any remaining right to terminate the Sublease, as amended, for failure of any condition precedent to be satisfied. The New Operations Transfer Agreement is in full force and effect and no Defaults or Events of Default on the part of Operator or New Operator have occurred and are continuing thereunder.
(z)    Subject to the provisions of Section 7.9(b) of this Agreement, the Facility has all necessary licenses, permits and certifications required by any applicable governmental authority to operate and maintain a skilled nursing facility therein with its current number of beds in service, and participates in the Medicare and Medicaid programs. Subject to the provisions of Section 7.9(b) of this Agreement, Operator and New Operator have complied with all applicable requirements of the United States of America, the State of Arkansas and all applicable local governments, and of its agencies and instrumentalities, necessary to operate and maintain the Facility as such a facility. All utilities necessary for use, operation and occupancy of the Project and the Facility are available to the Project and the Facility. All requirements for unrestricted use of the Project and the Facility as a skilled nursing facility under the rules and regulations of the State of Arkansas Department of Human Services and of any other department or agency of the State of Arkansas having jurisdiction over the Project and the Facility have been fulfilled. All building, zoning, safety, health, fire, water district, sewerage and environmental protection agency and any other permits or licenses which are required by any governmental authority for use, occupancy and operation of the Project and the Facility as a skilled nursing facility have been obtained and are in full force and effect. Neither Borrower, Operator, any Guarantor, New Operator, the Project or the Facility is subject to any corporate integrity agreement, compliance agreement or other agreement governing the operation of the Project or the Facility or the operations of Borrower, Operator, any Guarantor or New Operator.

(aa)    Each of Borrower, Operator and New Operator is in compliance in all material respects with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrower, Operator and New Operator. Neither Borrower, Operator nor New Operator: (i) has had a civil monetary penalty assessed against it under the Social Security Act (the “SSA”) Section 1128(a), other than nominal amounts for violations which were not of a material nature, (ii) has been excluded from participation under the Medicare program or under a State health care program as defined in the SSA Section 1128(h) (“State Health Care Program”), or (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in the SSA Section 1127(a) and (b)(l), (2), (3): (A) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program; (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency; (D) federal or state laws relating to the interference with or obstruction of any investigations into any criminal offense described in (A) through (C) above; or (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. Without limiting the generality of the foregoing, neither Borrower, Operator nor New Operator is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicare or Medicaid Provider Agreement or other agreement or instrument to which Borrower, Operator or New Operator is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicare or Medicaid Certification of Borrower, Operator or New Operator.
(e)    Section 7.2 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective as of May 1, 2015, with the existing Section 7.2 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
7.2    Fixtures and Personal Property. Except for security interests granted to Lender, Borrower agrees that all of the personal property, fixtures, attachments, furnishings and equipment delivered in connection with the construction, equipping or operation of the Project will be kept free and clear of all chattel mortgages, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever, and that Borrower will be the absolute owners of said personal property, fixtures, attachments and equipment, subject to the rights of Operator under the Lease and the rights of New Operator under the Sublease.

Borrower, on request, shall furnish Lender with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.
(f)    Sections 7.7(a), 7.7(b) and 7.8 of the Loan Agreement, as modified and amended by the Previous Modifications, are hereby modified and amended by changing the references therein to “Operators” to be references to “Operator and New Operator” effective as of May 1, 2015, with the existing Sections 7.7(a), 7.7(b) and 7.8 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015.
(g)    Section 7.9 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective as of May 1, 2015, with the existing Section 7.9 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
7.9    Licensure; Notices of Agency Actions. The following are conditions of this Agreement and the Loan:
(a)    Subject to the provisions of paragraph (b) of this Section, New Operator shall be fully qualified by all necessary permits, licenses, certifications, accreditations and qualifications and shall be in compliance with all annual filing requirements of all regulatory authorities.
(b)    The State of Arkansas license for the operation of Facility is held by New Operator in its own name. The Medicare and Medicaid certifications for the Facility are currently held by Operator. It is a condition of this Agreement and the Loan that by July 1, 2015, New Operator shall have obtained Medicare and Medicaid certifications for the Facility in its own name. Pending the receipt of such Medicare and Medicaid certifications by New Operator, (i) Operator shall retain the existing Medicare and Medicaid certifications for the Facility, and (ii) New Operator shall operate the Facility under the Medicare and Medicaid certifications of Operator under the New Operations Transfer Agreement. Upon the issuance of the Medicare and Medicaid certifications for the Facility to New Operator, the arrangements described above under the Operations Transfer Agreement for the Facility shall terminate and New Operator shall thereafter operate the Facility under its own Medicare and Medicaid certifications.
(c)    Borrower, Operator and New Operator shall within five days after receipt, furnish to Lender copies of all adverse notices from any licensing, certifying, regulatory, reimbursing or other agency which has jurisdiction over the Project or the Facility or over any license, permit or approval under which the Project or the Facility operates, and if Borrower, Operator or New Operator becomes aware that any such notice is to be forthcoming before receipt thereof, it shall promptly inform Lender thereof.

(h)    Section 7.13 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective as of May 1, 2015, with the existing Section 7.13 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
7.13    Leasing, Operation and Management of Projects.
(a)    The Project shall at all times be owned by Borrower, leased to Operator under the Lease, and subleased by Operator to New Operator under the Sublease (with the result that Borrower shall not operate the Facility). Borrower shall not agree or consent to or suffer or permit any modification, amendment, termination or assignment of, or sublease under, the Lease (other than the Sublease), and shall not suffer or permit any Event of Default on the part of Borrower to exist at any time under the Lease. It is a condition of this Agreement and the Loan that Operator shall not agree or consent to or suffer or permit any modification, amendment, termination or assignment of, or sublease under, the Sublease, and shall not suffer or permit any Event of Default on the part of Operator to exist at any time under the Sublease, including, without limitation, any amendment changing in the rent payable under the Sublease. It is a condition of this Agreement and the Loan that Borrower, Operator and New Operator shall enter into an agreement in a form acceptable to Lender which shall require (i) New Operator to pay all rental under the Sublease directly to an account of Borrower at Lender, and (ii) Operator to pay any rent udner Lease in addition to the amount of the rent payable under the Sublease directly to an account of Borrower at Lender.
(b)    The Facility shall at all times be operated as skilled nursing facility under the management of New Operator.
(i)    Paragraphs (g) and (n) in Section 10.1 of the Loan Agreement, as modified and amended by the Previous Modifications, are hereby modified and amended in their entirety to read as follows effective as of May 1, 2015, with the existing paragraphs (g) and (n) in Section 10.1 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
(g)    The occurrence of a material adverse change in the financial condition of Borrower, Operator, any Guarantor or New Operator;
(n)    The occurrence of an Event of Default (i) on the part of Borrower or Operator under the Lease, (ii) on the part of Operator or New Operator under the Sublease, or (iii) on the part of Operator or New Operator under the New Operations Transfer Agreement;
Section 4.    Changes in Financial Reporting Requirements.
(a)    Subparagraphs (i), (iv) and (vii) in Section 7.4(a) of the Loan Agreement, as modified and amended by the Previous Modifications, are hereby modified and amended in their entirety to read as follows effective as of May 1, 2015, with the existing subparagraphs (i), (iv) and (vii) in

Section 7.4(a) of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to May 1, 2015:
(i)    Without necessity of any request by Lender, the following with respect to Borrower:
(A)    As soon as available and in no event later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2015, quarterly financial statements of Borrower showing the results of operations of the Project and consisting of a balance sheet, statement of income and expense and a statement of cash flows, prepared in accordance with GAAP, and certified by an officer of Borrower.
(B)    As soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, annual financial statements of Borrower showing the results of operations of the Project and consisting of a balance sheet, statement of income and expense and a statement of cash flows, prepared in accordance with GAAP, and certified by an officer of Borrower, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
(iv)    Without necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, annual financial statements of Operator showing the results of operations of the Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, certified by an officer of Operator, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
(vii)    Without necessity of any request by Lender, with each financial statement of Borrower, Operator, New Operator and AdCare required to be furnished hereunder, a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by appropriate officers of Borrower, Operator, New Operator and AdCare, containing a computation of each of the financial covenants set forth in Sections 7.14, 7.15, 7.16, 7.17 and 7.18 hereof which is required to be tested for or during the period covered by such financial statement, and stating that Borrowers have not become aware of any Default or Event of Default under this Agreement or any of the other Loan Documents that has occurred and is continuing or, if there is any such Default or Event of Default describing it and the steps, if any, being taken to cure it.
(b)    The following new subparagraphs (viii) and (ix) are hereby added to 7.4(a) of the Loan Agreement, as modified and amended by the Previous Modifications:

(viii)    Without necessity of any request by Lender, as soon as available and in no event later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending June 30, 2015, financial statements of New Operator showing the results of operations of the Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, and certified by an officer of New Operator.
(ix)    Without necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2015, annual financial statements of New Operator showing the results of operations of the Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, certified by an officer of New Operator, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
Section 5.    Change of Borrower Debt Service Coverage Ratio to Borrower Fixed Charge Coverage Ratio.
(a)    The present Section 7.14 of the Loan Agreement, as modified and amended by the Previous Modifications, shall apply with respect to the fiscal years ended December 31, 2012, 2013 and 2014, and shall not apply with respect to any fiscal years ending after December 31, 2014.
(b)    Section 7.14 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective for the fiscal quarter ending June 30, 2015, and each subsequent fiscal quarter:
7.14    Minimum Fixed Charge Coverage Ratio of Borrower. It is a condition of this Agreement and the Loan that as of the end of each fiscal quarter commencing with the fiscal quarter ending June 30, 2015, that the ratio of --
(i)    the amount of EBITDA for Borrower for the 12-month period ending on the last day of such quarter, to
(ii)    the sum of the amounts of the following for Borrower for the 12‑month period ending on the last day of such quarter: (A) principal and interest required to be paid on the Loan, plus (B) Distributions, other than any amounts which were treated as an expense for accounting purposes, shall be not less than 1.05 to 1.00.
Section 6.    Elimination of Minimum Fixed Charge Coverage Ratio of Operators Covenant. From and after the date of this Agreement, the requirement contained in Section 7.15 of the Loan Agreement, as modified and amended by the Previous Modifications, shall no longer be in effect.

Section 7.    Change in Definition of EBITDAR/Management Fee Adjusted. The defined term “EBITDAR/Management Fee Adjusted” in Section 1.1 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows:
EBITDAR/Management Fee Adjusted: With respect to any Operator or New Operator, for any period, an amount equal to EBITDAR for such Operator or New Operator for such period, except that notwithstanding the definition of the term Net Income in this Section 1.1, the Net Income for such Operator or New Operator used in calculating EBITDAR/Management Fee Adjusted for such Operator or New Operator for any period, shall be computed by taking into account management fees equal to the greater of such Operator’s or New Operator’s actual management fees for such period or imputed management fees equal to 5% of such Operator’s or New Operator’s gross income for such period as determined in accordance with GAAP.
Section 8.    Change in Minimum EBITDAR of Operator to Minimum EBITDAR of New Operator. Section 7.16 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective for the fiscal quarter ending June 30, 2015, and subsequent fiscal quarters, with the existing Section 7.16 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods ended and ending prior to the fiscal quarter ending June 30, 2015:
7.16    Minimum EBITDAR of New Operator. It is a condition of this Agreement and the Loan that for each fiscal quarter commencing with the fiscal quarter ending June 30, 2015, the EBITDAR/Management Fee Adjusted for New Operator shall be not less than 450,000.
Section 9.    Change in Debt Service Reserve Account Release Provisions. Sections 3.7(b) and 3.7(c) of the Loan Agreement, which were added to the Loan Agreement by the Fourth Modification, are hereby modified and amended in their entirety to read as follows:
(b)    When both of the following conditions have been satisfied, the amount on deposit in the Debt Service Reserve Account shall be reduced to $471,000, and Borrower shall be entitled to withdraw from the Debt Service Reserve Account any amount on deposit therein in excess of $471,000. The conditions referred to above are as follows:
(i)    No Default or Event of Default under this Agreement or any of the other Loan Documents has occurred and is continuing.
(ii)    For each of two consecutive fiscal quarters ending on or after June 30, 2015, EBITDAR/Management Fee Adjusted for New Operator shall be not less than $450,000, determined based on financial statements of New Operator delivered to Lender in accordance with Section 7.4 of this

Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4 of this Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for New Operator.
(c)    When both of the following conditions have been satisfied, the Debt Service Reserve Account shall no longer be required, and Borrower shall be entitled to withdraw from the Debt Service Reserve Account the entire remainder of the funds on deposit therein. The conditions referred to above are as follows:
(i)    No Default or Event of Default under this Agreement or any of the other Loan Documents has occurred and is continuing.
(ii)    For each of two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.7(b)(ii) above is satisfied, EBITDAR/Management Fee Adjusted for New Operator shall be not less than $450,000, determined based on financial statements of New Operator delivered to Lender in accordance with Section 7.4 of this Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4 of this Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for New Operator.
Section 10.    Representations and Warranties. The term “Signing Entity” as used in this Section means any entity (other than a Borrower/Guarantor Party itself) that appears in the signature block of any Borrower/Guarantor Party in this Agreement, any of the Documents or the Previous Modifications, if any. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby represent and warrant to Lender as follows as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement:
(a)    Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and duly registered to transact business and in good standing in the state of Arkansas, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby.
(b)    AdCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby.
(c)    Operator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and duly registered to transact business and in good standing in the state of Arkansas. Operator has full power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement and each of the

Documents to which it is a party and to perform and consummate the transactions contemplated hereby and thereby.
(d)    Each Signing Entity is duly organized, validly existing and in good standing under the laws of the State in which it is organized, has all necessary power and authority to carry on its present business, and has full right, power and authority to execute this Agreement, the Documents and the Previous Modifications in the capacity shown in each signature block contained in this Agreement, the Documents and the Previous Modifications in which its name appears, and such execution has been duly authorized by all necessary legal action applicable to such Signing Entity.
(e)    This Agreement, each of the Documents and the Previous Modifications have been duly authorized, executed and delivered by such of the Borrower/Guarantor Parties as are parties thereto, and this Agreement, each of the Documents and the Previous Modifications constitute a valid and legally binding obligation enforceable against such of the Borrower/Guarantor Parties as are parties thereto. The execution and delivery of this Agreement, the Documents and the Previous Modifications and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the organizational documents of any Borrower/Guarantor Party or any Signing Entity, or any agreement or other instrument to which any of the Borrower/Guarantor Parties or any Signing Entity is a party, or by which any of them is bound, or to which any of their respective properties are subject, or any existing law, administrative regulation, court order or consent decree to which any of them is subject.
(f)    The Borrower/Guarantor Parties are in full compliance with all of the terms and conditions of the Documents to which they are a party and the Previous Modifications, and no Default or Event of Default has occurred and is continuing with respect to any of the Documents or the Previous Modifications.
(g)    There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or any of the Documents or the Previous Modifications, or questioning the validity thereof, or in any way contesting the existence or powers of any of the Borrower/Guarantor Parties or any Signing Entity, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or any of the Documents or the Previous Modifications, or would result in any material adverse change in the financial condition, properties, business or operations of any of the Borrower/Guarantor Parties.
(h)    The statements contained in the Recitals to this Agreement are true and correct.
Section 11.    Documents to Remain in Effect; Confirmation of Obligations; References. The Documents shall remain in full force and effect as originally executed and delivered by the parties, except as previously modified and amended by the Previous Modifications and as expressly modified and amended herein. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby (i) confirm and reaffirm all of their obligations under the Documents, as previously modified and amended by the Previous Modifications and as modified and amended herein; (ii) acknowledge and agree that Lender, by entering into this Agreement, does not waive any existing or future default or event of default under any of the Documents, or any rights or remedies under any of the Documents, except as expressly provided herein; (iii)

acknowledge and agree that Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents; and (iv) acknowledge and agree that they do not have any defense, setoff or counterclaim to the payment or performance of any of their obligations under, or to the enforcement by Lender of, the Documents, as previously modified and amended by the Previous Modifications and as modified and amended herein, including, without limitation, any defense, setoff or counterclaim based on the covenant of good faith and fair dealing. All references in the Documents to any one or more of the Documents, or to the “Loan Documents,” shall be deemed to refer to such Document, Documents or Loan Documents, as the case may be, as previously modified and amended by the Previous Modifications and as modified and amended by this Agreement. Electronic records of executed documents maintained by Lender shall be deemed to be originals thereof.
Section 12.    Certifications, Representations and Warranties. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby certify, represent and warrant to Lender that all certifications, representations and warranties contained in the Documents and the Previous Modifications and in all certificates heretofore delivered to Lender are true and correct as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement, and all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement.
Section 13.    Entire Agreement; No Reliance. This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than as are herein set forth. The Borrower/Guarantor Parties acknowledge that they are executing this Agreement without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.
Section 14.    Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.
Section 15.    Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
Section 16.    Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto.
Section 17.    Construction.
(a)    The words “hereof,” “herein,” and “hereunder,” and other words of a similar import refer to this Agreement as a whole and not to the individual Sections in which such terms are used.

(b)    References to Sections and other subdivisions of this Agreement are to the designated Sections and other subdivisions of this Agreement as originally executed.
(c)    The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.
(d)    Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.
(e)    The Borrower/Guarantor Parties and Lender, and their respective legal counsel, have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.
Section 18.    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. An electronic record of this executed Agreement maintained by Lender shall be deemed to be an original.
Section 19.    Governing Law. This Agreement is prepared and entered into with the intention that the law of the State of Illinois shall govern its construction and enforcement, except that insofar as this Agreement relates to a Document which by its terms is governed by the law of the State of Arkansas, this Agreement shall also be governed by the law of the State of Arkansas.
Section 20.    Waiver of Trial by Jury. THE PROVISIONS OF THE LOAN AGREEMENT AND THE OTHER DOCUMENTS RELATING TO WAIVER OF TRIAL BY JURY SHALL APPLY TO THIS AGREEMENT.

[SIGNATURE PAGE(S) AND EXHIBIT(S),
IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LITTLE ROCK HC&R PROPERTY HOLDINGS,
LLC

By	/s/ William McBride III
William McBride III, Manager

ADCARE HEALTH SYSTEMS, INC.

By	/s/ William McBride III
William McBride III, Chief Executive Officer

LITTLE ROCK HC&R NURSING, LLC

By	/s/ William McBride III
William McBride III, Manager

THE PRIVATEBANK AND TRUST COMPANY

By	/s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

- AdCare Little Rock Owner Loan Fifth Modification Agreement -
- Signature Page -

EXHIBIT A

LEGAL DESCRIPTION

Commonly known as 5720 West Markham Street, Little Rock, Pulaski County, Arkansas, improved with a skilled nursing facility containing 154 beds, and known as Little Rock Healthcare and Rehab a/k/a West Markham Sub Acute and Rehabilitation Center and legally described as follows:

Lot 13, Except the South 25 feet thereof; the West 10 feet of the South 30 feet and the North 20 feet of Lot 9; the West 10 feet of Lots 10, 11 and the North one half of Lot 12, and all of Lots 8, 14, 15, 16, 17 and 18, all in Block 2 of Strong & Waters Addition to the City of Little Rock, Pulaski County, Arkansas. Also a strip of ground formerly platted as an alley being 15 feet wide and lying immediately East of and contiguous to the North one-half of Lots 13 and 14, 15, 16 and 17 and a 7.5 foot strip lying immediately East of and contiguous to Lot 18, all in Block 2, Strong & Waters Addition to the City of Little Rock, Pulaski County, Arkansas, which was closed by Ordinance No. 10,127, a certified copy of which is recorded in Book 600 at page 631 and Ordinance No, 11,645, a certified copy of which is recorded in Book 933 page 557, records of Pulaski County, Arkansas.

A-1